UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 N. Torrey Pines Road, Suite #100

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(858) 333-7830

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMIC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2022, David Daly, President and Chief Operating Officer of Singular Genomics Systems, Inc. (the “Company”), provided notice of his resignation from the Company to be effective on June 3, 2022 (the “Effective Date”). Mr. Daly intends to provide services through the Effective Date to assist in the transition of his duties. Drew Spaventa, the Company’s Chief Executive Officer, will assume the additional role as President of the Company on the Effective Date. The Company has no present intention to backfill the role of Chief Operating Officer.

Mr. Spaventa will not receive any additional compensation in connection with his appointment as President. Mr. Spaventa’s biography and business experience are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2022, and such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022

Singular Genomics Systems, Inc.

By:	/s/ Dalen Meeter
Dalen Meeter
Senior Vice President, Finance Principal Financial Officer and Principal Accounting Officer